UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 9, 2004

                          Easy Gardener Products, Ltd.
               (Exact name of registrant as specified in charter)

            Texas                      333-102296                 37-1433686
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

   3022 Franklin Avenue, Waco, Texas                      76710
(Address of principal executive offices)                (Zip Code)

        Registrants telephone number, including area code (254) 753-5353

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5. Other Events

Easy Gardener Products today announces the deferral (not the cancellation) of interest payments on its Trust Preferred Securities (AMEX: EZY_pa), (Amex:
EZY.pr.a), (Amex: EZY/PA) (Amex: EZYPRA). The Company informed the Trustee for the Amended and Restated Junior Subordinated Indenture, under which the Trust Preferred Securities, were issued, that in accordance with Section 3.11 of the Indenture, it has exercised its right to defer (not cancel) the monthly interest payments commencing with the August 2004 payment. The deferral of interest payments does not change the Company's obligation to pay the monthly interest payment but allows the payments to be made at a later date. Deferred payments earn interest monthly at the annualized rate of 9.40%.

The Company has not determined the length of time it will exercise its rights to defer the monthly interest. It does not believe that payments will be deferred for the maximum 60 consecutive months allowed.


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The Company is also in ongoing discussions with its senior lenders related to its Maximum Senior Leverage Ratio, which came in at 3.51, or .26 higher than the
3.25 permitted by the senior lenders before adjusting for the payment delays of the two key customers. This ratio is the total of senior debt divided by the 12 month EBITDA.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 9, 2004.             EASY GARDENER PRODUCTS, LTD.

                                        By: EG Product Management, L.L.C.
                                            its General Partner


                                        By: /S/ Richard M. Kurz
                                            -----------------------
                                            Name: Richard M. Kurz
                                            Title: Manager/CFO


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